                                             Registration No. 333-
                                                                  --------------
    As filed with the Securities and Exchange Commission on March 29, 2001.
================================================================================

                UNITED STATES SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                        -------------------------------
                                    FORM S-8
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                           --------------------------
                        CHILDTIME LEARNING CENTERS, INC.
             (Exact name of registrant as specified in its charter)

                   MICHIGAN                            38-3261854
       (State or other jurisdiction of              (I.R.S. Employer
        incorporation or organization)             Identification No.)

     38345 WEST 10 MILE ROAD, SUITE 100                  48335
        FARMINGTON HILLS, MICHIGAN                     (Zip Code)
  (Address of Principal Executive Offices)

                        CHILDTIME LEARNING CENTERS, INC.
                  1995 STOCK INCENTIVE PLAN FOR KEY EMPLOYEES
                            (Full title of the plan)

                                LEONARD C. TYLKA
                 INTERIM CHIEF FINANCIAL OFFICER AND TREASURER
                        CHILDTIME LEARNING CENTERS, INC.
                       38345 WEST 10 MILE ROAD, SUITE 100
                        FARMINGTON HILLS, MICHIGAN 48335
                    (Name and address of agent for service)

                                 (248)476-3200
         (Telephone number, including area code, of agent for service)

                        CALCULATION OF REGISTRATION FEE
================================================================================

    Title                       Proposed           Proposed
  Securities     Amount          maximum            maximum          Amount of
    to be        to be       offering price        aggregate       registration
 registered    registered     per share (1)    offering price(1)        fee
--------------------------------------------------------------------------------
Common Stock    300,000         $7.9687          $2,390,610           $597.65
--------------------------------------------------------------------------------

(1) Estimated solely for the purpose of calculating the registration fee and, pursuant to Rule 457(h) and Rule 457(c) under the Securities Act of 1933, as amended, based on the average of the high and low prices of the Common stock as reported on The NASDAQ National Market System on March 23, 2001.



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



     The contents of the Form S-8 Registration Statement, No. 333-33741 ( the "Prior Registration Statement") of Childtime Learning Centers, Inc. (the "Registrant") is incorporated herein by reference.

     The Registrant is filing this Form S-8 Registration Statement in order to register 300,000 additional shares of the Common Stock, which were authorized to be issued under the Childtime Learning Centers, Inc. 1995 Stock Incentive Plan for Key Employees, as amended by the First Amendment to such plan. Upon the effectiveness of this Registration Statement, a total of 600,000 shares of the Common Stock issuable under the foregoing Stock Incentive Plan will be registered, consisting of 300,000 shares of the Common Stock registered under the Prior Registration Statement plus the 300,000 additional shares of the Common Stock being registered hereby.

                                    PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3. INCORPORATION OF DOCUMENTS BY REFERENCE.

     The following documents have been filed by the Registrant with the Securities and Exchange Commission (the "Commission") and are incorporated by the reference herein:

     (a) The Annual Report of the Registrant on Form 10-K for the fiscal year ended March 31, 2000, as filed with the Commission pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act").

     (b) The Quarterly Report of the Registrant on Form 10-Q for the fiscal quarter ended July 21, 2000, as filed with the Commission pursuant to the Exchange Act; the Quarterly Report of the Registrant on Form 10-Q for the fiscal quarter ended October 31, 2000, as filed with the Commission pursuant to the Exchange Act; the Quarterly Report of the Registrant on Form 10-Q for the fiscal quarter ended January 5, 2001, as filed with the Commission pursuant to the Exchange Act; the Current Report on Form 8-K dated January 29, 2001, as filed with the Commission pursuant to the Exchange Act; and all other reports filed by the Registrant pursuant to
     Section 13(a) or 15(d) of the Exchange Act since the end of the fiscal year ended March 31, 2000.

     (c) The description of the Common Stock of the Registrant contained in the Registrant's Prospectus dated February 2, 1996, filed with the Commission on February 2, 1996 pursuant to Rule 424(b) under the Securities Act of 1933, as amended (the "Securities Act") which Prospectus constitutes a part of the Registrant's Registration Statement on Form S-1 (File No. 33-99596), effective February 2, 1996, including any amendment or report filed for the purpose of updating such description.

     All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated by reference herein and to be a part hereof from their respective dates of filing. Any statement contained in a



                               Page 2 of 8 Pages
document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for the purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.


ITEM 8.           EXHIBITS.

         4.2 Restated Articles of Incorporation of the Registrant, incorporated by reference to Exhibit 3.2 to the Registrant's Registration Statement on Form S-1 (File No. 33-99596).

         4.3 Restated Bylaws of the Registrant, incorporated by reference to Exhibit 3.4 to the Registrant's Registration Statement on Form S-1 (File No. 33-99596).

         5        Opinion of Honigman Miller Schwartz and Cohn LLP.

        23.1      Consent of PricewaterhouseCoopers LLP.

        24 Powers of Attorney (included after the signature of the Registrant contained on page 4 of this Registration Statement).

        99.1 First Amendment to the Childtime Learning Centers, Inc. 1995 Stock Incentive Plan For Key Employees, incorporated by reference to Exhibit A to the Registrant's Definitive Proxy Statement for the Annual Meeting of Shareholders held on August 16, 2000 (File No. 000-27656), filed on July 14, 2000.
















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                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Farmington Hills, State of Michigan, on March 27, 2001.


                                   CHILDTIME LEARNING CENTERS, INC.


                                   By:  /S/ LEONARD C. TYLKA
                                      ------------------------------------------
                                      Leonard C. Tylka, Interim Chief Financial
                                      Officer and Treasurer


                               POWER OF ATTORNEY

     We, the undersigned officers and directors of CHILDTIME LEARNING CENTERS, INC., hereby severally constitute and appoint George A. Kellner and Leonard C. Tylka, and each of them singly, our true and lawful attorneys with full power to them, and each of them singly, to sign for us and in our names in the capacities indicated below any and all amendments to this Registration Statement and generally to do all such things in our names and on our behalf in our capacities as officers and directors of CHILDTIME LEARNING CENTERS, INC. to enable CHILDTIME LEARNING CENTERS, INC. to comply with the provisions of the Securities Act of 1933, as amended, and all requirements of the Securities and Exchange Commission, hereby ratifying and confirming our signatures as they may be signed by our said attorneys, or either of them, to this Registration Statement and any and all amendments thereto.















                               Page 4 of 8 Pages

         Pursuant to the requirements of the securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.



         Signature                            Title                          Date
         ---------                            -----                          ----
  /S/ MILTON H. DRESNER                      Director                   March 27, 2001
-------------------------
    Milton H. Dresner

  /S/ JASON K. FELD                          Director                   March 27, 2001
-------------------------
     Jason K. Feld

  /S/ JAMES W. GEISZ
-------------------------                    Director                   March 27, 2001
      James W. Geisz


                                             Director                   March   , 2001
-------------------------
    Benjamin R. Jacobson

  /S/ GEORGE A. KELLNER               Chairman of the Board             March 27, 2001
-------------------------                  and Director
      George A. Kellner

  /S/ JAMES MORGAN                    Interim President and             March 27, 2001
-------------------------            Chief Executive Officer
      James Morgan                         and Director
                                  (Principal Executive Officer)

  /S/ LEONARD C. TYLKA               Interim Chief Financial            March 27, 2001
-------------------------             Officer and Treasurer
      Leonard C. Tylka                     and Director
                             (Chief Financial and Accounting Officer)












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                               INDEX TO EXHIBITS


 Exhibit
 Number                                      Description                                     Page
 -------                                     -----------                                     ----
    4.2        Restated Articles of Incorporation of the Registrant, incorporated by          N/A
               reference to Exhibit 3.2 to the Registrant's Registration Statement on
               Form S-1 (File No. 33-99596).
    4.3        Restated Bylaws of the Registrant, incorporated by reference to Exhibit        N/A
               3.4 to the Registrant's Registration Statement on Form S-1 (File No. 33-
               99596).
    5          Opinion of Honigman Miller Schwartz and Cohn LLP                                 7
   23.1        Consent of PricewaterhouseCoopers LLP.                                           8
   24          Powers of Attorney (included after the signature of the Registrant               4
               contained on page 4 of this Registration Statement).
   99.1        First Amendment to the Childtime Learning Centers, Inc. 1995 Stock             N/A
               Incentive Plan For Key Employees, incorporated by reference to
               Exhibit A to the Registrant's Definitive Proxy Statement for the
               Annual Meeting of Shareholders held on August 16, 2000 (File No. 000-27656), filed on July 14, 2000.










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